                                                            EXHIBIT 15



                             JOINT FILING AGREEMENT
                            PURSUANT TO RULE 13d-1(k)

          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:   April 21, 1999


                                            PIONEER VENTURE FUND


                                            By: /s/ Benjamin Nazarian
                                               ----------------------
                                                Name: Benjamin Nazarian
                                                Title: General Partner




                                            UNION COMMUNICATIONS COMPANY


                                            By: /s/ Benjamin Nazarian
                                               ----------------------
                                               Name: Benjamin Nazarian
                                               Title: General Partner



                                            /s/ Benjamin Nazarian
                                            ----------------------
                                                 Benjamin Nazarian